Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Lava Therapeutics N.V. of our report dated March 28, 2025 relating to the financial statements, which appears in Lava Therapeutics N.V.'s Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ PricewaterhouseCoopers Accountants N.V.

Eindhoven, The Netherlands

March 28, 2025